Exhibit 4.19

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THESE WARRANTS ARE BEING ISSUED IN CONNECTION WITH A CREDIT AGREEMENT DATED NOVEMBER 28, 2006 BY AND AMONG SONORAN ENERGY, INC., NGPC ASSET HOLDINGS, LP, AS ADMINISTRATIVE AGENT, AND THE LENDERS REFERRED TO THEREIN.

No. W-[1]

WARRANTS TO PURCHASE SHARES OF COMMON STOCK
OF
SONORAN ENERGY, INC.

These Warrants to Purchase Shares of Common Stock (these “Warrants”) certify that for value received, NGP Capital Resources Company or its successors or assigns (the “Holder”), is entitled to subscribe for and purchase from Sonoran Energy, Inc., a Washington corporation (the “Company”), up to the Aggregate Total Shares (as defined below), on a Fully Diluted Basis, at the Exercise Price (as defined below), subject to the provisions and upon the terms and conditions hereinafter set forth.  The Exercise Price and the Aggregate Total Shares are each subject to adjustment as hereinafter set forth.  These Warrants and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, on the Expiration Date (as defined below).

ARTICLE I

Definitions

As used herein, the following terms shall have the meanings set forth below:

1.1

“Aggregate Total Shares” means, (a) on the Effective Date, 2,870,000 shares of Common Stock or (b) any time after the Effective Date, (i) 2,870,000 shares of Common Stock or (ii) such greater number of shares of Common Stock following any adjustment to such amount in accordance with the terms of Article IV hereof.

1.2

“Articles of Incorporation” means the Articles of Incorporation of the Company, dated as of [        ], and filed with the Secretary of State of the State of Washington on [          ] as hereafter amended, modified, restated or replaced from time to time.

Warrant

1.3

“Board of Directors” means at any time the board of directors of the Company as elected pursuant to the Bylaws.

1.4

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in Houston, Texas or New York, New York.

1.5

“Bylaws” means the Bylaws of the Company, dated as of  [           ], as hereafter amended, modified, restated or replaced from time to time.

1.6

“Company” is defined in the introductory paragraph, and shall also include any successor to such entity by merger, consolidation or otherwise.

1.7

“Common Stock” shall mean authorized shares of Common Stock of the Company, par value $0.165 per share, as constituted on the Effective Date, and any stock into which such Common Stock may thereafter be converted or changed, and also shall include any other stock of the Company of any other class that is not preferred as to dividends or distributions in liquidation over any other class of any other stock of the Company.

1.8

“Company Offering” means the closing of the sale and issuance of any of the shares of Common Stock to the general public in a public offering pursuant to an effective registration statement under the Securities Act.

1.9

“Convertible Securities” means evidences of indebtedness, units, interests, preferred stock, or other securities (including these Warrants) that are convertible into or exercisable or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon a specified date or the happening of a specified event.

1.10

“Credit Agreement” means the Credit Agreement dated November 28, 2006 by and among the Company, NGPC Asset Holdings, LP, as administrative agent, and the lenders referred to therein.

1.11

“Current Market Price” means, with respect a security or any other item, the fair value of such security or item as determined in writing in good faith by the Board of Directors.  Notwithstanding the foregoing, in the event these Warrants are exercised in connection with a Company Offering, the fair market value per share of Common Stock shall be equal to the offering price per share of Common Stock to the public in the Company Offering.

1.12

“Effective Date” means November 28, 2006.

1.13

“Exercise Price” means in the event that the Holder or a Holder Designee exercises all or a portion of these Warrants (i) $0.20 per share of Common Stock, as adjusted from time to time pursuant to Article IV or (ii) the equivalent thereof in the case of a Cashless Exercise.

Warrant

1.14

“Expiration Date” means the seventh (7th) anniversary of the Payoff Date.

1.15

“Fully Diluted Basis” means, as applied to the calculation of shares of Common Stock outstanding at any time, (a) all shares of Common Stock outstanding at the time of determination and (b) all shares of Common Stock issuable upon exercise, conversion or exchange of all Options and Convertible Securities, regardless of exercise price.

1.16

“Holder Designee” is defined in Section 3.2.

1.17

“Investor Rights Agreement” means that certain Investor Rights Agreement of even date herewith by and between the Company and the Holder.

1.18

“Options” means any options or other rights to subscribe for or to purchase shares of Common Stock or Convertible Securities, including all authorized but unissued options.

1.19

“Payoff Date” means the earlier to occur of (a) the date on which all Obligations (as defined in the Credit Agreement) have been paid in full or (b) an Event of Default has occurred pursuant to, and as defined in, the Credit Agreement, and the Commitments, as defined in the Credit Agreement (if not theretofore terminated), have been terminated.

1.20

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, trust, association, entity or other organization.

1.21

“Subscription Notice” is defined in Section 2.1.

1.22

“Triggering Event” is defined in Section 5.1(a).

1.23

“Warrant Office” is defined in Section 3.1.

1.24

“Warrant Common Stock” means shares of Common Stock issued or issuable by the Holder upon the exercise of these Warrants, as adjusted in accordance with the terms of these Warrants.

1.25

“Warrants” is defined in the introductory section hereof, and shall also include any warrants issued in substitution or exchange therefor as provided herein.

ARTICLE II

Exercise of Warrants

2.1

Method of Exercise.  The Warrants represented hereby may be exercised by the Holder in whole or in part, at any time and from time to time, beginning on the Payoff Date and ending at 5:00 p.m., Houston, Texas time, on the Expiration Date.  To exercise these Warrants, the Holder shall deliver to the Company, at the Warrant Office:

Warrant

(i)

a written subscription notice substantially in the form attached as Exhibit A hereto (the “Subscription Notice”), duly completed and executed on behalf of the Holder, stating therein the election of such Holder to exercise these Warrants in the manner provided in the Subscription Notice;

(ii)

payment in full of the aggregate Exercise Price for all shares of Warrant Common Stock to be purchased pursuant thereto payable:

(A)

in cash or by certified check or wire transfer,

(B)

through a “cashless” or “net-issue” exercise (“Cashless Exercise”), pursuant to which the Holder shall exchange the Warrants (or the portion thereof to be cancelled) subject to a Cashless Exercise for that number of shares of Warrant Common Stock determined by multiplying the number of shares of Warrant Common Stock issuable on exercise of the Warrants (or the portion thereof to be cancelled) by a fraction, the numerator of which shall be the difference between (x) the Current Market Price of the shares of Common Stock on the date of exercise and (y) the Exercise Price, and the denominator of which shall be the Current Market Price of a share of Common Stock on the date of exercise; the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based, or

(C)

pursuant to a combination of clauses (A) and (B) above; and

(iii)

this Warrant.

These Warrants shall be deemed to be exercised immediately prior to the close of business on the date of receipt by the Company of the items listed above (such date, the “Exercise Date”) and the person entitled to receive the shares of Warrant Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares of Warrant Common Stock as of the close of business on such date.  In the event that these Warrants are exercised in part, within two (2) business days after the Exercise Date, the Company at its expense shall execute and deliver new Warrants of like tenor exercisable for the percentage of shares of Warrant Common Stock for which these Warrants may thereafter be exercised.  Within two (2) Business Days after the Exercise Date, the Company shall issue and deliver to the Holder stock certificates for the number of shares of Common Stock issuable upon exercise by the Holder pursuant to this Section 2.1.

2.2

Expenses and Taxes.  The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of these Warrants and of the shares of Warrant Common Stock.

2.3

Reservation of Common Stock.  The Company covenants that, for so long as any Warrants remain outstanding, the Company shall reserve, free from all preemptive rights, out of its authorized but unissued Common Stock, and solely for the

Warrant

purpose of effecting the exercise of these Warrants, a sufficient number of shares of Common Stock to provide for the exercise of these Warrants.

2.4

Valid Issuance.  All shares of Warrant Common Stock issued upon exercise of these Warrants will, upon (i) submission of a Subscription Notice, (ii) surrender of these Warrants (or any portion thereof), (iii) payment of the Exercise Price therefor and (iv) the issuance of such shares of Warrant Common Stock by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result.

2.5

No Fractional Shares of Common Stock.  No fractional shares of Common Stock shall be issued upon exercise of these Warrants, but the Company shall pay the Holder an amount equal to the Current Market Price of such fractional share of Common Stock in lieu of each fraction of a share of Common Stock otherwise called for upon any exercise of a Warrant.

ARTICLE III

Transfer

3.1

Warrant Office.  The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the office of Transfer Agent of the Company if one exists on the Effective Date, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder.  The Company shall maintain, at the Warrant Office, a register for these Warrants in which the Company shall record the name and address of the person in whose name these Warrants have been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

3.2

Ownership of Warrants.  The Company may deem and treat the Person in whose name these Warrants are registered as the Holder until provided with written notice by the registered Holder in the form of the Assignment/Transfer Notice attached hereto as Exhibit B (the “Assignment/Transfer Notice”) to the contrary.  These Warrants may be exercised by any assignee of the Holder (a “Holder Designee”) for the purchase of shares of Warrant Common Stock, and for purposes of these Warrants, any such assignee shall also constitute the “Holder” hereunder.

3.3

Restrictions on Transfer of Warrants.  Subject to compliance with applicable federal and state securities laws, these Warrants and all rights hereunder are transferable, in whole or in part, without charge (except for securities transfer taxes or income taxes), upon (i) surrender of these Warrants properly endorsed, (ii) submission of a properly executed Assignment/Transfer Notice and (iii) payment to the Company of funds sufficient to pay any transfer tax.

Warrant

3.4

Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of these Warrants with respect to compliance with the Securities Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the percentage of Warrant Common Stock issuable upon exercise hereof.  The Company hereby agrees to extend the benefit of these Warrants to any assignee and any such assignee may specifically enforce the provisions of these Warrants as if an original party hereto.

ARTICLE IV

Antidilution Provisions and Preemptive Rights

4.1

General.  The Exercise Price and the number of shares of Warrant Common Stock shall be subject to adjustment from time to time in accordance with this Article IV.

4.2

Dividends, Subdivisions and Combinations.  If, at any time after the date of this Agreement, the Company shall:

(i)

pay a dividend or make a distribution, in each case payable in Common Stock;

(ii)

subdivide, split or reclassify its outstanding Common Stock into a larger number of shares of Common Stock; or

(iii)

combine its outstanding Common Stock into a smaller number of shares of Common Stock,

then (A) the number of shares of Warrant Common Stock shall be adjusted so as to equal the number of shares of Warrant Common Stock that the Holder would have held immediately after the occurrence of such event if the Holder had exercised such Warrants immediately prior to the occurrence of such event and (B) the Exercise Price shall be adjusted to be equal to (x) the Exercise Price immediately prior to the occurrence of such event multiplied by (y) a fraction (1) the numerator of which is the number of shares of Warrant Common Stock immediately prior to the adjustment in clause (A), and (2) the denominator of which is the number of shares of Warrant Common Stock immediately after the adjustment in clause (A).  An adjustment made pursuant to this Section 4.2 shall become effective immediately after the occurrence of such event retroactive to the record date, if any, for such event.

4.3

Issuance of Additional Common Stock.

(a)

General.  If, at any time after the date of this Warrant, the Company shall issue or sell any shares of Common Stock (or, in accordance with Section 4.3(b), shall be deemed to have issued or sold) any shares of Common Stock (other than any

Warrant

issuance for which an adjustment is made pursuant to Section 4.2, 4.4, or 4.5) without consideration or for a consideration per share of Common Stock less than the Current Market Price on the Business Day immediately preceding the date of such issuance or sale, or less than the Exercise Price in effect immediately prior to such issuance or sale, then, effective immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price and the number of shares of Warrant Common Stock issuable upon exercise of these Warrants shall be adjusted as follows:

(i)

The Exercise Price shall be reduced to the amount obtained by multiplying the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding prior to such issuance or sale plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such shares of Common Stock so issued or sold would purchase at the higher of (x) the Current Market Price per share of Common Stock on the Business Day immediately preceding the date of such issuance or sale and (y) the Exercise Price in effect immediately prior to such issuance or sale and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale.

(ii)

The number of shares of Warrant Common Stock shall be increased to the number of shares of Common Stock obtained by multiplying the number of shares of Warrant Common Stock immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (i) of this Section 4.3(a), and (B) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

Notwithstanding anything in the foregoing Section 4.3(a) to the contrary, the parties hereby acknowledge and agree that (x) no adjustment pursuant to this Section 4.3(a) shall be made as a result of the issuance on the date hereof of up to 30,000,000 shares of Common Stock to Cubus APS pursuant to that certain Common Stock Subscription Agreement (the "Agreement") entered into on December 1, 2006, by and among the Company and Cubus APS, (the “Subscription Agreement”); and (y) the provisions of this Article IV shall be applicable to the issuance of shares of Common Stock pursuant to or in connection with (x) any Convertible Securities, Options or other warrants issued to Cubus, (whether or not such Convertible Securities, Options or other warrants are issued in connection with the Subscription Agreement, including without limitation any Convertible Securities, Options or other warrants issued to Cubus on or prior to the date of this Agreement and (y) any other Convertible Securities, Options or other similar instruments issued by the Company prior to the date of this Agreement.

(b)

Issuance of Options or Convertible Securities.  The issuance or sale of Options or Convertible Securities shall be deemed, in accordance with this Section 4.3(b), to be the issuance of shares of Common Stock.

Warrant

(i)

Issuance of Options.  If the Company in any manner issues or grants any Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options) shall be deemed, for purposes of Section 4.3(a), to be outstanding and to have been issued and sold by the Company on the actual date of issuance.  For purposes of Section 4.3(a), the shares of Common Stock issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options for Convertible Securities shall be deemed to have been issued and sold at a price per share of Common Stock equal to (A) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Options plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options plus (z) in the case of such Options for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon issuance or sale of such Convertible Securities and the conversion or exchange thereof divided by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

(ii)

Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed, for purposes of Section 4.3(a) to be outstanding and to have been issued and sold by the Company on the actual date of issuance.  For purposes of Section 4.3(a), the shares of Common Stock issuable upon conversion or exchange of Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (x) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof divided by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

(iii)

Superseding Adjustment.  To the extent any Warrants have not been exercised, if, at any time after any adjustment of the Exercise Price and the number of shares of Warrant Common Stock shall have been made pursuant to Section 4.3(a) as a result of the issuance of Options or Convertible Securities or after any new adjustment of the Exercise Price and the number of shares of Warrant Common Stock shall have been made pursuant to this Section 4.3(b)(iii) (each of the foregoing, a “previous adjustment”):

(A)

such Options or the right of conversion or exchange of such Convertible Securities shall expire, or be terminated or surrendered, and all or a portion of such Options or the right of conversion or exchange with respect to all or a portion of such Convertible Securities, as the case may be, shall not have been exercised or treated as having been exercised or otherwise canceled or acquired by the

Warrant

Company in connection with any settlement, including any cash settlement, of such Options or the rights of conversion or exchange of such Convertible Securities;

(B)

there has been any change in the number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (including as a result of a change in the number of Convertible Securities issuable upon the exercise of such Options or the operation of antidilution provisions applicable thereto); or

(C)

the consideration per share of Common Stock for which shares of Common Stock are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, or the maturity of such Convertible Securities, shall be changed;

then the previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued and that gave rise to the previous adjustment shall no longer be deemed to have been issued.  Thereupon, a recomputation shall be made of the adjustment pursuant to this Section 4.3(b), if any, of the Exercise Price and the number of shares of Warrant Common Stock as a consequence of such Options or Convertible Securities on the basis of:

(D)

treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such Options or such right of conversion or exchange (including Options or rights treated as exercised, otherwise cancelled or acquired in connection with any settlement), as having been issued on the date or dates of such issuance as determined for purposes of the previous adjustment and for the total amount of consideration actually received and receivable therefor (determined in the manner described in Section 4.3(b)(i) or (ii), as the case may be);

(E)

treating the maximum number of shares of Common Stock (1) issuable upon the exercise (or upon the conversion or exchange of Convertible Securities issuable upon the exercise) of all Options which then remain outstanding and (2) issuable upon the conversion or exchange of all Convertible Securities which then remain outstanding, as having been issued; and

(F)

making the computations called for in Section 4.3(a) on the basis of the revised terms of such outstanding Options or Convertible Securities, as the case may be, as if they were newly issued at the time of such revision.

Any such adjustment of the Exercise Price and the number of shares of Warrant Common Stock issuable upon exercise of these Warrants resulting from such recomputation shall supersede the previous adjustment.

(iv)

No Further Adjustments.  Any adjustment of the Exercise Price or the number of shares of Warrant Common Stock to be made pursuant to this Section 4.3 with respect to the issuance of (A) any Options (whether for Common Stock

Warrant

or Convertible Securities), (B) any Convertible Securities issuable upon the exercise of such Options or (C) any shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be made effective upon the actual issuance of such Options.  Any adjustment of the Exercise Price or the number of shares of Warrant Common Stock to be made pursuant to this Section 4.3 with respect to the issuance of (x) any Convertible Securities (other than Convertible Securities issuable upon the exercise of Options) or (y) any shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be made effective upon the actual issuance of such Convertible Securities.  No further adjustment of the Exercise Price or the number of shares of Warrant Common Stock shall be made upon the actual issuance of shares of Common Stock or of Convertible Securities upon the exercise of such Options or upon the actual issuance of shares of Common Stock upon conversion or exchange of such Convertible Securities.

4.4

Capital Reorganization, Capital Reclassifications, Merger, Etc.  If, at any time after the Effective Date, there shall be (a) any capital reorganization or any reclassification of the Common Stock (other than as a result of a dividend, distribution or subdivision, split-up or combination of shares of Common Stock to which Section 4.2 applies), (b) any consolidation, merger or business combination of the Company with another Person or (c) any sale or conveyance by the Company of all or substantially all of its assets or property to, another Person, then in each case the Company shall cause effective provision to be made so that these Warrants shall, upon the basis and upon the terms and conditions specified in this Warrant in lieu of the shares of Warrant Common Stock immediately theretofore purchasable and receivable upon the exercise of these Warrants, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Warrant Common Stock would have been entitled upon such event.  In any such case, if necessary, the provisions of this Warrant with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock, other securities, cash or other property thereafter deliverable upon the exercise of these Warrants, and the provisions of this Section 4.4 shall similarly apply to any such successive reorganizations, reclassifications, consolidations mergers, business combinations or sales or conveyances.  In determining the kind and amount of stock, other securities, cash or other property obtainable upon consummation of any event described in clauses (a), (b) and (c) above, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such event, then the Holder shall have the right to make a similar election with respect to the number of shares of stock, other securities, cash or property.

4.5

No Dilution or Impairment. The Company will not, by amendment of the Bylaws, any permitted shareholder agreement, the Articles of Incorporation or any of its other constitutive documents or through any reorganization, reclassification, modification, transfer of assets, consolidation, merger, dissolution, sale or issue of

Warrant

securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of these Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution (for which a dilutive adjustment is not provided hereunder or which, by negative implication of the anti-dilution provisions hereof, no dilutive adjustment should be made) or other impairment.  Without limiting the generality of the foregoing, if any event occurs as to which the provisions of Section 4.2 through Section 4.4 are not strictly applicable but the lack of any adjustment would not fairly protect the rights of the Holder against dilution in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the rights of the Holder against dilution in accordance with the basic intent and principles of such provisions, then the Company shall in good faith take all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment in accordance with the basic intent and principles of Section 4.2 through Section 4.4.  Furthermore, without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that all shares of Warrant Common Stock as may be issued pursuant to the exercise of these Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

4.6

Miscellaneous.

(a)

Calculation of Consideration Received.  If any shares of Common Stock, Options, Convertible Securities or other securities of the Company are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options, Convertible Securities or other securities of the Company are issued or sold for consideration other than cash, then the amount of the consideration other than cash received by the Company shall be the Current Market Price of such consideration, as of the date of receipt.

(b)

Treasury Common Stock.  The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any Common Stock so owned or held shall be considered an issuance of shares of Common Stock.

(c)

Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.  If the Company shall take any such record of the holders of its Common Stock and shall, thereafter and before the taking of

Warrant

the action for which such record was taken, legally abandon its plan to take much action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)

Deferral of Issuance.  In any case in which this Article IV shall require that any adjustment in the number of shares of Warrant Common Stock or in the Exercise Price be made effective as of immediately after a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuing to the Holder of any Warrants exercised or converted after such record date of the shares of Common Stock issuable upon such exercise over and above the number of shares of Common Stock that would have been issuable upon such exercise on the basis of the Exercise Price prior to such adjustment.  In such case, the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

(e)

Notice; Adjustment Rules.  Whenever the Exercise Price and the number of shares of Warrant Common Stock shall be adjusted as provided in this Article IV, the Company shall provide to the Holder a statement, signed by the President or the Chief Executive Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of shares of Warrant Common Stock applicable to these Warrants after giving effect to such adjustment.  All calculations under this Article IV shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest full share of Common Stock, as the case may be.  Adjustments pursuant to this Article IV shall apply to successive events or transactions of the types covered thereby.  Notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Warrant Common Stock or to the Exercise Price if such adjustment represents less than 1% of the number of shares of Warrant Common Stock previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares of Common Stock to be so delivered.

(f)

Certain Adjustments.  The Company may make such reductions in the Exercise Price or increases in the number of shares of Warrant Common Stock to be received by the Holder upon the exercise of the Warrants, in addition to those adjustments required by this Article IV, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of shares of Common Stock, or any issuance wholly for cash of any shares of Common Stock, or any issuance wholly for cash of Options or Convertible Securities, or any dividend, or any issuance of Options hereinafter made by the Company to the holders of its Common Stock shall not be taxable to such holders.

(g)

Excluded Issuances.  Notwithstanding any other provision of this Article IV, no adjustment shall be made pursuant to Section 4.3 or 4.5 in respect of (i)

Warrant

the issuance from time to time of shares of Common Stock upon the exercise of these Warrants, (ii) securities issued upon exercise of conversion or exchange rights, options or subscription calls, warrants, commitments or claims, provided that the foregoing are issued and outstanding prior to the date hereof, listed on Schedule I hereto and taken into consideration in the determination of the number of shares of Warrant Common Stock using the number of shares of Common Stock on a Fully Diluted Basis as of the Effective Date, (iii) the issuance from time to time of shares of Common Stock or the option to purchase shares of Common Stock in an aggregate amount of up to 9,200,000 shares of Common Stock as such shares of Common Stock may be issued to employees, consultants, directors, or otherwise in accordance with any equity or incentive compensation plans approved by the shareholders of the Company, and (iv) to the extent options or warrants that are listed on Schedule I hereto expire, are surrendered, forfeited or otherwise terminate, new options or warrants in an aggregate amount not greater than, and with an average exercise price not less than, the options or warrants which have expired, been surrendered, been forfeited or otherwise terminated.  Notwithstanding the generality of the foregoing, the Company shall not agree to, and shall not enter into, any amendment, modification, or restatement of any of the options and warrants listed on Schedule I hereto.

(h)

No  Duplication of Adjustments.  If any action would require adjustment of the Exercise Price pursuant to more than one of the provisions of this Article IV, only one adjustment shall be made and such adjustment shall be the adjustment that results in the lowest Exercise Price and larges number of Warrant Common Stock after giving effect to such adjustment.

4.7

Current Market Price Determination; Challenges to Determination.  Any determination by the Board of Directors of the Current Market Price of a security or other items shall be made in writing on or before the twentieth (20th) day after the applicable valuation date, and delivered promptly to the Holder.  Such determination shall be based on the number of shares of Common Stock then outstanding on a Fully Diluted Basis, assuming that the conditions to the exercise of these Warrants have been satisfied, and shall be made without regard to any blockage, marketability, minority interest discount or any other similar discount.  The Holder may from time to time challenge the Company’s written determination of the Current Market Price as follows:

(a)

Any challenge made by the Holder must be made in writing to the Company within twenty (20) days after receipt by the Holder of written notice of the determination of the Current Market Price made by the Board of Directors.

(b)

An independent and nationally-recognized firm specializing in security valuations chosen by the Holder and an independent and nationally recognized firm specializing in security valuations chosen by the Company shall each make a determination of the Current Market Price of such security or item.  The Holder and the Company shall each pay the fees and expenses of their respective security valuation firm.

Warrant

(c)

In the event that the difference between the valuations determined by the security valuation firms is less than twenty percent (20%) of the higher valuation, then the Current Market Price of such security or item shall be deemed to be the average of such two valuations.  In the event that the difference between the valuations is greater than twenty percent (20%) of the higher valuation, then the two security valuation firms shall designate a third security valuation firm, which shall make a determination of the Current Market Price of such security or item.  In the event that the valuation determined by such third security valuation firm is between the valuations of the first two security valuation firms, such valuation shall be considered the Current Market Price.  In the event that such valuation is not between the valuations of the first two security valuation firms the valuation from the first two valuations that is closest to the valuation of the third firm shall be considered the Current Market Price of such security or item.  The fees and expenses of any such third security valuation firms shall be shared equally by the Company and the Holder.

Notwithstanding the foregoing, if the Board of Directors fails to make a Current Market Price determination within the 20-day period set forth in above, the Current Market Price of such security or item shall be determined, unless otherwise agreed by the Company and the Holder, solely by an independent and nationally recognized security valuation firm chosen by the Holder.

ARTICLE V

Miscellaneous

5.1

Entire Agreement.  These Warrants, the Credit Agreement, the Investor Rights Agreement, the Articles of Incorporation and the Bylaws (a) constitute the entire agreement among the parties with respect to the shares of Warrant Common Stock purchasable upon exercise hereof and the related transactions, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights or remedies hereunder.  Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the shares of Warrant Common Stock purchasable upon exercise hereof and the related transactions, other than those expressly set forth in the Constituent Documents, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the subject matter hereof, other than those referred to in clause (i) above.

5.2

Governing Law.  These Warrants shall be governed by the internal laws of the state of New York without giving effect to the principles thereof relating to conflicts of law (except Section 5-1401 of the New York General Obligations Law).

5.3

Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THESE WARRANTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES

Warrant

HERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THESE WARRANTS.

5.4

Waiver and Amendment.  Any term or provision of these Warrants may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of these Warrants may be amended or supplemented at any time by agreement of the Holder (or if there is more than one Holder, the agreement of Holders with the right to be issued at least fifty-one percent (51%) of the Warrant Common Stock pursuant to the exercise of this Warrant) and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of these Warrants shall be in writing.  A waiver of any breach or failure to enforce any of the terms or conditions of these Warrants shall not in any way effect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of these Warrants.

5.5

Illegality.  In the event that any one or more of the provisions contained in these Warrants shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of these Warrants shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

5.6

Copy of Warrant.  A copy of these Warrants shall be filed among the records of the Company.

5.7

Notice.  Any notice or other document required or permitted to be given or delivered to the Holder shall be in writing and delivered in person or by courier service

Warrant

requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier to such Holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of these Warrants or at any more recent address of which the Holder shall have notified the Company in writing.  Any notice or other document required or permitted to be given or delivered to the Company shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier to such Holder at, the Warrant Office.  Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  Any party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

5.8

Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.9

Exchange, Loss, Destruction, etc. of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of these Warrants, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of these Warrants, the Company will make and deliver new Warrants of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrants.  Any Warrants issued under the provisions of this Section in lieu of any Warrants alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrants, shall constitute an original contractual obligation on the part of the Company.  These Warrants shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.  The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

5.10

Investors Rights Agreement.  The Company and the Holder have entered into the Investor Rights Agreement providing for certain rights, limitations and agreements that are applicable to the shares of Common Stock issued upon exercise of these Warrants, including information rights and registration rights.  The shares of Common Stock issued upon the exercise of these Warrants shall be subject to, and any certificates representing such shares of Common Stock shall include the legend set forth in, the Investor Rights Agreement.

Warrant

[Signature Page Follows]

Warrant

IN WITNESS WHEREOF, the Company has caused these Warrants to be signed in its name as of the Effective Date.

SONORAN ENERGY, INC.

By: /s/ Frank T. Smith, Jr.

Name: Frank T. Smith, Jr.
Title: Executive Vice President and CFO

Warrant

EXHIBIT A

SUBSCRIPTION NOTICE

Date:  _______________, 20___

Sonoran Energy, Inc.
3100 W. Ray Road, Suite 130
Chandler, Arizona 85226
Attention:

Ladies and Gentlemen:

☐

The undersigned hereby elects to exercise the warrants to purchase Common Stock of Sonoran Energy, Inc. (the “Company,” and such warrants, the “Warrants”) required to purchase thereunder __________ shares of Common Stock (as defined in the Warrants) at an Exercise Price of __________ Dollars ($___) per share of Common Stock, or an aggregate Exercise Price of [$________] [($_______)] (the “Aggregate Cash Exercise Price”).

☐

The undersigned hereby elects to exercise the Warrants pursuant to the Cashless Exercise provisions of Section 2.1(ii)(B) of the Warrants required to purchase thereunder ___ shares of Common Stock, resulting in ___ additional shares of Warrant Common Stock being cancelled in consideration of the Exercise Price (the “Cancelled Warrant Common Stock”).

☐

The undersigned hereby elects to exercise the number of Warrants required to purchase __ shares of Common Stock in consideration for the Aggregate Cash Purchase Price of $__ and __ Cancelled Warrant Common Stock.

Pursuant to the terms of the Warrants the undersigned has delivered herewith to the Company (i) the Aggregate Exercise Price in full in cash, by certified check or wire transfer, if applicable and (ii) the Warrants.

The undersigned hereby requests that the stock ledger and books of the Company be revised and updated so as to show that the [__] shares of Common Stock have been issued as follows:

ISSUE TO:

(NAME)
(ADDRESS, INCLUDING ZIP CODE)
(TAX IDENTIFICATION NUMBER OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

Warrant

(NAME)
(ADDRESS, INCLUDING ZIP CODE)

Please issue a new Warrant for the unexercised portion of the attached Warrant as follows:

ISSUE TO:

(NAME OF HOLDER)
(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)
(ADDRESS, INCLUDING ZIP CODE)

Dated:

NGP CAPITAL RESOURCES COMPANY

By:

Name:
Title:

Warrant

EXHIBIT B

ASSIGNMENT/TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of Common Stock of Sonoran Energy, Inc. represented by the Warrant, with respect to the Percentage set forth below:

Name of Assignee	Address	Percentage

and does hereby irrevocably constitute and appoint _______________________ Attorney-in-Fact to make such transfer on the books of Sonoran Energy, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated:

NGP CAPITAL RESOURCES COMPANY

By:

Name:
Title:

Warrant

SCHEDULE I

OUTSTANDING WARRANTS AND OTHER CONVERTIBLE SECURITIES